Geovic Mining Corp. Announces Update on Wind Mountain Project, New Mexico

May 20, 2014 - Denver, CO - Geovic Mining Corp. ("Geovic" or "the Company", TSX:GMC, OTCBB:GVCM) is pleased to announce an update on its Wind Mountain Project (the “Project”) in New Mexico.

Geovic holds the following equity interests in various exploration projects: a 60.5 percent interest in the advanced Geovic Cameroon PLC Cobalt-Nickel-Manganese Project in Cameroon; a 100 percent interest in Geovic Nouvelle Caledonie SAS’s Chromite Project in New Caledonia; a 100 percent interest in Geovic’s Chromite Project in Papua New Guinea; a 100 percent interest in Geovic’s Arizona Gold Project; and a 10 percent interest in the Wind Mountain Rare Metals Project in New Mexico.

Geovic has completed a joint venture agreement with the JS Group, LLC (“JS”) of Casper Wyoming, pursuant to which JS has paid Geovic USD 300,000 to increase JS’s equity interest in the Project and has committed to the non-refundable expenditure of USD 435,000 towards a scoping study currently being developed by Geovic. Consequently, JS now holds a 90% interest in the Project, with Geovic retaining a repurchase right to earn back up to a 25% interest in the Project by refunding USD 300,000 to JS before assaying drill core from the upcoming drill program.

Positive results have been obtained from the phase-I program, covering preliminary metallurgical testing and a pre-scoping economic study funded by JS. It should be noted that the potential grade is conceptual in nature, there has been insufficient exploration to define a mineral resource and it is uncertain if further exploration will result in the target being delineated as a mineral resource. The basis on which the potential grades have been determined is an independent laboratory assay and analysis of samples indicating an advanced metal suite with the potential to contain zirconium, rare earths and other related advanced metals.

The planned upcoming drill program will include up to 28 angle drill holes positioned from seven sites on the eastern margin of the Project. Prior surface sampling has identified potentially significant concentrations of rare earths, niobium, tantalum, gallium, zirconium and hafnium (Table 1). The program is designed to define advanced metal resources and provide material for metallurgical testing for a scoping study. The program is planned to begin in a few weeks following this announcement. Results of this drill program will be released once assay results are obtained from the drill core.

The range of analyses of Project surface samples analyzed by the independent laboratory Actlabs in Toronto Canada is provided in Table 1 as follows.

Table 1: Range of principal average metal grades, Wind Mountain Project, New Mexico

Mixed Metal Concentrate	Range of mineral metal grades *
– Zirconium-hafnium	0.581% to 0.811% oxide metals
– Niobium-tantalum-gallium	0.087% to 0.119% oxide metals
– Yttrium-rare earth oxides	0.117% to 0.164% oxide metals

*Based on surface sampling and analyses on east flank of the Project.

Table 2: Main minerals phases identified in the Wind Mountain Project, New Mexico

Main Metal Mineral Phases:
• Eudialyte	Zr-silicate + calcium	(Zr, Hf, REE, Y),
• Xenotime	Y-phosphate	(Y)
• Bastnaesite	REE-Fl-carbonate	(LREE’s),
• Tano-columbite	Ta-Nb-oxide	(Ta, Sn, Nb),

Other Mineral Phases:
• Feldspar	K-&Ca-Al-silicate	(glass, fiber glass),
• Pyroxenes & Amphiboles	Na-Fe-silicate	(roofing sand, glass color).

Figure 1: Location claim map of Wind Mountain Project, New Mexico.

The scientific and technical information in this press release was reviewed and approved by Erwin Schutfort, Vice President of Geovic New Caledonia SAS (Qualified Person, AUSIMM), a Qualified Person under National Instrument 43-101.

Geovic Mining Background

Geovic is a U.S.-based corporation whose principal asset is 60.5% indirect ownership of a significant cobalt-nickel-manganese deposit in the Republic of Cameroon, Africa. Additional Company initiatives and project information may be found on the websites www.sedar.com, and www.sec.gov. For more information, please go to www.geovic.net or contact:

Michael Mason

Chairman and CEO

Geovic Mining Corp.

Direct (303) 476-6455

mt_mason@msn.com

On behalf of the Board

Michael T. Mason, CEO

Cautionary Note Regarding Forward Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements (within the meaning of Canadian securities legislation) that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements with respect to the merits of the Company’s mineral projects, the Company’s interest in its mineral projects, the Company’s drill programs and exploration plans, the completion of a scoping study and the Company’s plan and expectations regarding its mineral projects. In certain cases, forward-looking statements can be identified by the use of words such as “potential”, “planned”, “proposes”, “expects”, “is expected”, “scheduled”, “estimated”, “intends”, or variations of such words and phrases or statements that certain actions, events or results “will” occur. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and other factors include, among others, risks related to exploration activities and operations; actual results of current exploration activities; conclusions of economic evaluations; predicted capital costs, operating costs, the ability to obtain financing and to market the products, production rates; changes in project parameters as plans continue to be refined; future prices of metals; possible variations in ore resources, grades, or recovery rates; failure of plant, equipment or processes to operate as anticipated; accidents, labor disputes, other risks of the mining industry, delays in obtaining governmental approvals or financing or in the completion of development or construction activities and other factors as described in detail in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events.